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                                                                      EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT

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                                                                                                        Doing
Name                                                                  Incorporation                  Business as
----                                                                  -------------                  -----------
Helen of Troy (Far East) Limited                                        Hong Kong                     Same Name

Helen of Troy (Cayman) Limited                                        Cayman Islands                  Same Name

Helen of Troy International B.V.                                     The Netherlands                  Same Name

Helen of Troy Limited                                                    Barbados                     Same Name

Helen of Troy Services Limited                                          Hong Kong                     Same Name

Helen of Troy Texas Corporation                                           Texas                       Same Name

Helen of Troy Nevada Corporation                                          Nevada                      Same Name

HOT Nevada Inc.                                                           Nevada                      Same Name

Helen of Troy L.P.                                              Texas Limited Partnership             Same Name

HOT International Marketing Limited                                      Barbados                     Same Name

HOT (UK) Limited                                                      United Kingdom                  Same Name

Helen of Troy GmbH                                                       Germany                      Same Name

Karina, Inc.                                                            New Jersey                    Same Name

DCNL, Inc.                                                                Texas                       Same Name

Helen of Troy Canada, Inc.                                                Nevada                      Same Name

Helen of Troy Limited                                                   Hong Kong                     Same Name

Helen of Troy, LLC                                                        Nevada                      Same Name

Tactica International, Inc.
    (55% ownership)                                                       Nevada                      Same Name

Helen of Troy SARL                                                        France                      Same Name

Fontelux Trading, S.A.                                                   Uruguay                      Same Name
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